                                                        Draft of January 9, 1996


                                                                   EXHIBIT 4(e)



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                        CAPITAL SECURITIES GUARANTEE AGREEMENT

                                    BY AND BETWEEN


                              ZIONS FIRST NATIONAL BANK,
                                     AS GUARANTOR

                                ZIONS BANCORPORATION,
                                 AS PARENT GUARANTOR

                                         and


                           ______________________________,

                                 AS GUARANTEE TRUSTEE


                                     RELATING TO

                         ZIONS INSTITUTIONAL CAPITAL TRUST A



                                   ---------------

                         Dated as of __________________, 1997



                                   ---------------








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

                         ZIONS INSTITUTIONAL CAPITAL TRUST A

                Certain Sections of this Guarantee Agreement relating
                          to Sections 310 through 318 of the
                             Trust Indenture Act of 1939:


Trust Indenture Act
SECTION                                    GUARANTEE AGREEMENT SECTION
-------------------                        ---------------------------

310(a).. . . . . . . . . . . . . . . . . . . . .      4.1(a)
   (b).. . . . . . . . . . . . . . . . . . . . .      4.1(c), 2.8
   (c).. . . . . . . . . . . . . . . . . . . . .      Inapplicable
311(a).. . . . . . . . . . . . . . . . . . . . .      2.2(b)
   (b).. . . . . . . . . . . . . . . . . . . . .      2.2(b)
   (c).. . . . . . . . . . . . . . . . . . . . .      Inapplicable
312(a).. . . . . . . . . . . . . . . . . . . . .      2.2(a)
   (b).. . . . . . . . . . . . . . . . . . . . .      2.2(b)
313. . . . . . . . . . . . . . . . . . . . . . .      2.3
314(a).. . . . . . . . . . . . . . . . . . . . .      2.4
   (b).. . . . . . . . . . . . . . . . . . . . .      Inapplicable
   (c).. . . . . . . . . . . . . . . . . . . . .      2.5
   (d).. . . . . . . . . . . . . . . . . . . . .      Inapplicable
   (e).. . . . . . . . . . . . . . . . . . . . .      1.1, 2.5, 3.2
   (f).. . . . . . . . . . . . . . . . . . . . .      2.1, 3.2
315(a).. . . . . . . . . . . . . . . . . . . . .      3.1(d)
   (b).. . . . . . . . . . . . . . . . . . . . .      2.7
   (c).. . . . . . . . . . . . . . . . . . . . .      3.1
   (d).. . . . . . . . . . . . . . . . . . . . .      3.1(d)
316(a).. . . . . . . . . . . . . . . . . . . . .      1.1, 2.6, 5.4
   (b).. . . . . . . . . . . . . . . . . . . . .      5.3
   (c).. . . . . . . . . . . . . . . . . . . . .      8.2
317(a).. . . . . . . . . . . . . . . . . . . . .      Inapplicable
   (b).. . . . . . . . . . . . . . . . . . . . .      Inapplicable
318(a).. . . . . . . . . . . . . . . . . . . . .      2.1(b)
   (b).. . . . . . . . . . . . . . . . . . . . .      2.1
   (c).. . . . . . . . . . . . . . . . . . . . .      2.1(a)


-------------

                                  TABLE OF CONTENTS
                                                                            PAGE


                                      ARTICLE I

                                     DEFINITIONS

     SECTION 1.1.   DEFINITIONS..............................................  1

                                      ARTICLE II

                                 TRUST INDENTURE ACT

     SECTION 2.1.   TRUST INDENTURE ACT; APPLICATION.........................  4
     SECTION 2.2.   LIST OF HOLDERS..........................................  4
     SECTION 2.3.   REPORTS BY THE GUARANTEE TRUSTEE.........................  5
     SECTION 2.4.   PERIODIC REPORTS TO THE GUARANTEE TRUSTEE................  5
     SECTION 2.5.   EVIDENCE OF COMPLIANCE WITH CONDITIONS PRECEDENT.........  5
     SECTION 2.6.   EVENTS OF DEFAULT; WAIVER................................  5
     SECTION 2.7.   EVENT OF DEFAULT; NOTICE.................................  5
     SECTION 2.8.   CONFLICTING INTERESTS....................................  6


                                     ARTICLE III

                  POWERS, DUTIES AND RIGHTS OF THE GUARANTEE TRUSTEE

     SECTION 3.1.   POWERS AND DUTIES OF THE GUARANTEE TRUSTEE...............  6
     SECTION 3.2.   CERTAIN RIGHTS OF GUARANTEE TRUSTEE......................  7
     SECTION 3.3.   COMPENSATION; INDEMNITY; FEES............................  9


                                      ARTICLE IV

                                  GUARANTEE TRUSTEE

     SECTION 4.1.   GUARANTEE TRUSTEE; ELIGIBILITY...........................  9
     SECTION 4.2.   APPOINTMENT, REMOVAL AND RESIGNATION OF THE GUARANTEE
                    TRUSTEE.................................................. 10

                                      ARTICLE V

                                      GUARANTEE


     SECTION 5.1.   GUARANTEE................................................ 11
     SECTION 5.2.   WAIVER OF NOTICE AND DEMAND.............................. 11
     SECTION 5.3.   OBLIGATIONS NOT AFFECTED................................. 11
     SECTION 5.4.   RIGHTS OF HOLDERS........................................ 12
     SECTION 5.5.   GUARANTEE OF PAYMENT..................................... 12
     SECTION 5.6.   SUBROGATION.............................................. 12
     SECTION 5.7.   INDEPENDENT OBLIGATIONS.................................. 12


                                      ARTICLE VI

                                   PARENT GUARANTEE

     SECTION 6.1.   PARENT GUARANTEE
     SECTION 6.2.   PARENT GUARANTOR WAIVER OF NOTICE AND DEMAND............. 13
     SECTION 6.3.   PARENT GUARANTOR OBLIGATIONS NOT AFFECTED................ 13
     SECTION 6.4.   RIGHTS OF HOLDERS........................................ 14
     SECTION 6.5.   GUARANTEE OF PAYMENT..................................... 14
     SECTION 6.6.   SUBROGATION OF PARENT GUARANTOR.......................... 14
     SECTION 6.7.   INDEPENDENT OBLIGATIONS OF PARENT GUARANTOR.............. 15
     SECTION 7.1.   SUBORDINATION............................................ 15
     SECTION 7.2.   PARI PASSU GUARANTEES.................................... 15


                                     ARTICLE VIII

                                     TERMINATION

     SECTION 8.1.   TERMINATION.............................................. 15


                                      ARTICLE IX

                                    MISCELLANEOUS

     SECTION 9.1.   SUCCESSORS AND ASSIGNS................................... 16
     SECTION 9.2.   AMENDMENTS............................................... 16
     SECTION 9.3.   NOTICES.................................................. 16
     SECTION 9.4.   BENEFIT.................................................. 17
     SECTION 9.5.   GOVERNING LAW............................................ 17
     SECTION 9.6.   COUNTERPARTS............................................. 18

     GUARANTEE AGREEMENT, dated as of _________________, 1997, among ZIONS FIRST NATIONAL BANK, a national banking association (the "GUARANTOR"), having its principal office at 1380 Gateway Tower East, Salt Lake City, Utah 84133, ZIONS BANCORPORATION, a Utah corporation (the "Parent Guarantor") and _________________________________, a __________________________, as trustee (the
"GUARANTEE TRUSTEE"), for the benefit of the Holders (as defined herein) from time to time of the Capital Securities (as defined herein) of ZIONS INSTITUTIONAL CAPITAL TRUST A, a Delaware statutory business trust (the "ISSUER TRUST").

                             RECITALS OF THE CORPORATION

     WHEREAS, pursuant to an Amended and Restated Trust Agreement, dated as of December 26, 1996 (the "TRUST AGREEMENT"), among Zions First National Bank, as Depositor, the Property Trustee and the Delaware Trustee named therein and the Administrative Trustees named therein, the Issuer Trust is issuing $200,000,000 aggregate Liquidation Amount (as defined in the Trust Agreement) of its 8.536% Capital Securities, Series A (liquidation amount $1,000 per capital security) (the "CAPITAL SECURITIES"), representing preferred undivided beneficial interests in the assets of the Issuer Trust and having the terms set forth in the Trust Agreement; and

     WHEREAS, the Capital Securities will be issued by the Issuer Trust and the proceeds thereof, together with the proceeds from the issuance of the Issuer Trust's Common Securities (as defined herein), will be used to purchase the Debentures (as defined in the Trust Agreement) of the Guarantor, which Debentures will be guaranteed by the Parent Guarantor and will be deposited with Chemical Trust Company of California, as Property Trustee under the Trust Agreement, as trust assets; and

     WHEREAS, as an incentive for the Holders to purchase Capital Securities, the Guarantor desires irrevocably and unconditionally to agree, to the extent set forth herein, to pay to the Holders of the Capital Securities the Guarantee Payments (as defined herein) and to make certain other payments on the terms and conditions set forth herein and the Parent Guarantor desires irrevocably and unconditionally to guarantee the obligations of the Guarantor hereunder.

     NOW, THEREFORE, in consideration of the purchase of Capital Securities by each Holder, which purchase each of the Guarantor and the Parent Guarantor hereby acknowledges shall benefit the Guarantor and the Parent Guarantor, the Guarantor and the Parent Guarantor each executes and delivers this Guarantee Agreement for the benefit of the Holders from time to time.


                                      ARTICLE I

                                     DEFINITIONS

     SECTION 1.1. DEFINITIONS.

          For all purposes of this Guarantee Agreement, except as otherwise expressly provided or unless the context otherwise requires:

     (a) The terms defined in this Article have the meanings assigned to them in this Article, and include the plural as well as the singular;

     (b) All other terms used herein that are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein;

     (c) The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation";

     (d) All accounting terms used but not defined herein have the meanings assigned to them in accordance with United States generally accepted accounting principles;

     (e) Unless the context otherwise requires, any reference to an "Article" or a "Section" refers to an Article or a Section, as the case may be, of this Guarantee Agreement; and

     (f) The words "hereby", "herein", "hereof" and "hereunder" and other words of similar import refer to this Guarantee Agreement as a whole and not to any particular Article, Section or other subdivision.

     "AFFILIATE" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "CONTROL", when used with respect to any specified Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "CONTROLLING" and "CONTROLLED" have meanings correlative to the foregoing.

     "CAPITAL SECURITIES" has the meaning specified in the recitals to this Guarantee Agreement.

     "COMMON SECURITIES" means the securities representing common undivided beneficial interests in the assets of the Issuer Trust.

     "EVENT OF DEFAULT" means (i) a default by either the Guarantor or the Parent Guarantor in any of its respective payment obligations under this Guarantee Agreement or (ii) a default by either the Guarantor or the Parent Guarantor in any other obligation hereunder that remains unremedied for 30 days.

     "GUARANTEE AGREEMENT" means this Guarantee Agreement, as modified, amended or supplemented from time to time.

     "GUARANTEE PAYMENTS" means the following payments or distributions, without duplication, with respect to the Capital Securities, to the extent not paid or made by or on behalf of the Issuer Trust: (i) any accumulated and unpaid Distributions (as defined in the Trust Agreement) required to be paid on the Capital Securities, to the extent the Issuer Trust shall have funds on hand available therefor at such time; (ii) the Redemption Price (as defined in the Trust Agreement) with respect to any Capital Securities called for redemption by the Issuer Trust, to the extent the Issuer Trust shall have funds on hand available therefor at such time; and (iii) upon a voluntary or involuntary termination, winding-up or liquidation of the Issuer Trust, unless Debentures are distributed to the Holders, the lesser of (a) the Liquidation Distribution (as defined in the Trust Agreement) with respect to the Capital Securities, to the extent that the Issuer Trust shall have funds on hand available therefor at such time, and (b) the amount of assets of the Issuer Trust remaining available for distribution to Holders on liquidation of the Issuer.

     "GUARANTEE TRUSTEE" means ______________________________, solely in its capacity as Guarantee Trustee and not in its individual capacity, until a Successor Guarantee Trustee has been appointed and has accepted such appointment pursuant to the terms of this Guarantee Agreement, and thereafter means each such Successor Guarantee Trustee.

     "GUARANTOR" has the meaning specified in the first paragraph of this Guarantee Agreement.

     "HOLDER" means any Holder (as defined in the Trust Agreement) of any Capital Securities; PROVIDED, HOWEVER, that in determining whether the holders of the requisite percentage of Capital Securities have given any request, notice, consent or waiver hereunder, "HOLDER" shall not include the Guarantor, the Guarantee Trustee, or any Affiliate of the Guarantor or the Guarantee Trustee.

     "INDENTURE" means the Junior Subordinated Indenture, dated as of December 26, 1996, among Zions First National Bank, Zions Bancorporation, as guarantor and Chemical Trust Company of California, as trustee, as the same may be modified, amended or supplemented from time to time.

     "ISSUER TRUST" has the meaning specified in the first paragraph of this Guarantee Agreement.

     "LIST OF HOLDERS" has the meaning specified in Section 2.2(a).

     "MAJORITY IN LIQUIDATION AMOUNT OF THE CAPITAL SECURITIES" means, except as provided by the Trust Indenture Act, Capital Securities representing more than 50% of the aggregate Liquidation Amount (as defined in the Trust Agreement) of all Capital Securities then Outstanding (as defined in the Trust Agreement).

     "OFFICERS' CERTIFICATE" means, with respect to any Person, a certificate signed by the Chairman or a Vice Chairman of the Board of Directors of such Person or the President or a Vice President of such Person, and by the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary of the Guarantor, and delivered to the Guarantee Trustee. Any Officers' Certificate delivered with respect to compliance with a condition or covenant provided for in this Guarantee Agreement shall include:

     (a) a statement by each officer signing the Officers' Certificate that such officer has read the covenant or condition and the definitions relating thereto;

     (b) a brief statement of the nature and scope of the examination or investigation undertaken by such officer in rendering the Officers' Certificate;

     (c) a statement that such officer has made such examination or investigation as, in such officer's opinion, is necessary to enable such officer to express an informed opinion as to whether or not such covenant or condition has been complied with; and

     (d) a statement as to whether, in the opinion of such officer, such condition or covenant has been complied with.

     "PERSON" means a legal person, including any individual, corporation, estate, partnership, joint venture, association, joint-stock company, company, limited liability company, trust, business trust, unincorporated association, or government or any agency or political subdivision thereof, or any other entity of whatever nature.

     "RESPONSIBLE OFFICER" means, with respect to the Guarantee Trustee, any Senior Vice President, any Vice President, any Assistant Vice President, the Secretary, any Assistant Secretary, the Treasurer, any Assistant Treasurer, any Trust Officer or Assistant Trust Officer or any other officer of the Corporate Trust Department of the Guarantee Trustee and also means, with respect to a particular matter, any other officer to whom such matter is referred because of that officer's knowledge of and familiarity with the particular subject.

     "SUCCESSOR GUARANTEE TRUSTEE" means a successor Guarantee Trustee possessing the qualifications to act as Guarantee Trustee under Section 4.1.

     "TRUST AGREEMENT" means the Amended and Restated Trust Agreement of the Issuer Trust referred to in the recitals to this Guarantee Agreement, as modified, amended or supplemented from time to time.

     "TRUST INDENTURE ACT" means the Trust Indenture Act of 1939 as in force at the date as of which this Guarantee Agreement was executed; PROVIDED, HOWEVER, that in the event the Trust Indenture Act of 1939 is amended after such date, "TRUST INDENTURE ACT" means, to the extent required by any such amendment, the Trust Indenture Act of 1939 as so amended.

                                      ARTICLE II

                                 TRUST INDENTURE ACT

     SECTION 2.1. TRUST INDENTURE ACT; APPLICATION.

     Except as otherwise expressly provided herein, the Trust Indenture Act shall apply as a matter of contract to this Guarantee Agreement for purposes of interpretation, construction and defining the rights and obligations hereunder, and this Guarantee Agreement, the Guarantor and the Guarantee Trustee shall be deemed for all purposes hereof to be subject to and governed by the Trust Indenture Act to the same extent as would be the case if this Guarantee Agreement were qualified under that Act on the date hereof. Except as otherwise expressly provided herein, if and to the extent that any provision of this Guarantee Agreement limits, qualifies or conflicts with the duties imposed by Sections 310 to 317, inclusive, of the Trust Indenture Act, such imposed duties shall control.

     SECTION 2.2. LIST OF HOLDERS.

     (a) The Guarantor shall furnish or cause to be furnished to the Guarantee Trustee (a) semiannually, on or before June 30 and December 31 of each year, a list, in such form as the Guarantee Trustee may reasonably require, of the names and addresses of the Holders (a "LIST OF HOLDERS") as of a date not more than 15 days prior to the delivery thereof, and (b) at such other times as the Guarantee Trustee may request in writing, within 30 days after the receipt by the Guarantor of any such request, a List of Holders as of a date not more than 15 days prior to the time such list is furnished, in each case to the extent such information is in the possession or control of the Guarantor and has not otherwise been received by the Guarantee Trustee in its capacity as such. The Guarantee Trustee may destroy any List of Holders previously given to it on receipt of a new List of Holders.

     (b) The Guarantee Trustee shall comply with the requirements of Section 311(a), Section 311(b) and Section 312(b) of the Trust Indenture Act.

     SECTION 2.3. REPORTS BY THE GUARANTEE TRUSTEE.

     Not later than 60 days after December 31 of each year, commencing December 31, 1996, the Guarantee Trustee shall provide to the Holders such reports as are required by Section 313 of the Trust Indenture Act, if any, in the form and in the manner provided by Section 313 of the Trust Indenture Act. If this Guarantee Agreement shall have been qualified under the Trust Indenture Act, the Guarantee Trustee shall also comply with the requirements of Section 313(d) of the Trust Indenture Act.

     SECTION 2.4. PERIODIC REPORTS TO THE GUARANTEE TRUSTEE.

     The Guarantor shall provide to the Guarantee Trustee and the Holders such documents, reports and information, if any, as required by Section 314 of the Trust Indenture Act and the compliance certificate required by Section 314 of the Trust Indenture Act, in the form, in the manner and at the times required by
Section 314 of the Trust Indenture Act, PROVIDED that such documents, reports and information shall be required to be provided to the Securities and Exchange Commission only if this Guarantee Agreement shall have been qualified under the Trust Indenture Act.

     SECTION 2.5. EVIDENCE OF COMPLIANCE WITH CONDITIONS PRECEDENT.

     The Guarantor shall provide to the Guarantee Trustee such evidence of compliance with such conditions precedent, if any, provided for in this Guarantee Agreement that relate to any of the matters set forth in Section 314(c) of the Trust Indenture Act. Any certificate or opinion required to be given by an officer of the Guarantor pursuant to Section 314(c)(1) may be given in the form of an Officers' Certificate.

     SECTION 2.6. EVENTS OF DEFAULT; WAIVER.

     The Holders of at least a Majority in Liquidation Amount of the Capital Securities may, by vote, on behalf of the Holders of all the Capital Securities, waive any past default or Event of Default and its consequences. Upon such waiver, any such default or Event of Default shall cease to exist, and any default or Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Guarantee Agreement, but no such waiver shall extend to any subsequent or other default or Event of Default or impair any right consequent thereon.

     SECTION 2.7. EVENT OF DEFAULT; NOTICE.

     (a) The Guarantee Trustee shall, within 90 days after the occurrence of an Event of Default, transmit by mail, first class postage prepaid, to the Holders, notice of any such Event of Default known to the Guarantee Trustee, unless such Event of Default has been cured before the giving of such notice, PROVIDED that, except in the case of a default in the payment of a Guarantee Payment, the Guarantee Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee or a trust committee of directors and/or Responsible Officers of the Guarantee Trustee in good faith determines that the withholding of such notice is in the interests of the Holders.

     (b) The Guarantee Trustee shall not be deemed to have knowledge of any Event of Default unless the Guarantee Trustee shall have received written notice, or a Responsible Officer charged with the administration of this Guarantee Agreement shall have obtained written notice, of such Event of Default.

     SECTION 2.8. CONFLICTING INTERESTS.

     The Trust Agreement and the Indenture shall be deemed to be specifically described in this Guarantee Agreement for the purposes of clause (i) of the first proviso contained in Section 310(b) of the Trust Indenture Act.


                                     ARTICLE III

                  POWERS, DUTIES AND RIGHTS OF THE GUARANTEE TRUSTEE

     SECTION 3.1. POWERS AND DUTIES OF THE GUARANTEE TRUSTEE.

     (a) This Guarantee Agreement shall be held by the Guarantee Trustee for the benefit of the Holders, and the Guarantee Trustee shall not transfer this Guarantee Agreement to any Person except to a Successor Guarantee Trustee on acceptance by such Successor Guarantee Trustee of its appointment to act as Guarantee Trustee hereunder. The right, title and interest of the Guarantee Trustee, as such, hereunder shall automatically vest in any Successor Guarantee Trustee, upon acceptance by such Successor Guarantee Trustee of its appointment hereunder, and such vesting and cessation of title shall be effective whether or not conveyancing documents have been executed and delivered pursuant to the appointment of such Successor Guarantee Trustee.

     (b) If an Event of Default has occurred and is continuing, the Guarantee Trustee shall enforce this Guarantee Agreement for the benefit of the Holders.

     (c) The Guarantee Trustee, before the occurrence of any Event of Default and after the curing of all Events of Default that may have occurred, shall undertake to perform only such duties as are specifically set forth in this Guarantee Agreement (including pursuant to Section 2.1), and no implied covenants shall be read into this Guarantee Agreement against the Guarantee Trustee. If an Event of Default has occurred (that has not been cured or waived pursuant to Section 2.6), the Guarantee Trustee shall exercise such of the rights and powers vested in it by this Guarantee Agreement, and use the same degree of care and skill in its exercise thereof, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

     (d) No provision of this Guarantee Agreement shall be construed to relieve the Guarantee Trustee from liability for its own negligent action, its own negligent failure to act or its own wilful misconduct, except that:

          (i) Prior to the occurrence of any Event of Default and after the curing or waiving of all such Events of Default that may have occurred:

               (A) the duties and obligations of the Guarantee Trustee shall be determined solely by the express provisions of this Guarantee Agreement (including pursuant to Section 2.1), and the Guarantee Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Guarantee Agreement (including pursuant to Section 2.1); and

               (B) in the absence of bad faith on the part of the Guarantee Trustee, the Guarantee Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Guarantee Trustee and conforming to the requirements of this Guarantee Agreement; but in the case of any such certificates or opinions that by any provision hereof or of the Trust Indenture Act are specifically required to be furnished to the Guarantee Trustee, the Guarantee Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Guarantee Agreement.

          (ii) The Guarantee Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer of the Guarantee Trustee, unless it shall be proved that the Guarantee Trustee was negligent in ascertaining the pertinent facts upon which such judgment was made.

          (iii) The Guarantee Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of not less than a Majority in Liquidation Amount of the Capital Securities relating to the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee, or exercising any trust or power conferred upon the Guarantee Trustee under this Guarantee Agreement.

          (iv) Subject to Section 3.1(b), no provision of this Guarantee Agreement shall require the Guarantee Trustee to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties or in the exercise of any of its rights or powers, if the Guarantee Trustee shall have reasonable grounds for believing that the repayment of such funds or liability is not reasonably assured to it under the terms of this Guarantee Agreement or indemnity reasonably satisfactory to it against such risk or liability is not reasonably assured to it.

     SECTION 3.2. CERTAIN RIGHTS OF GUARANTEE TRUSTEE.

     (a) Subject to the provisions of Section 3.1:

          (i) The Guarantee Trustee may conclusively rely and shall be fully protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document reasonably believed by it to be genuine and to have been signed, sent or presented by the proper party or parties.

          (ii) Any direction or act of the Guarantor contemplated by this Guarantee Agreement shall be sufficiently evidenced by an Officers' Certificate unless otherwise prescribed herein.

          (iii) Whenever, in the administration of this Guarantee Agreement, the Guarantee Trustee shall deem it desirable that a matter be proved or established before taking, suffering or omitting to take any action hereunder, the Guarantee Trustee (unless other evidence is herein specifically prescribed) may, in the absence of bad faith on its part, request and conclusively rely upon an Officers' Certificate which, upon receipt of such request from the Guarantee Trustee, shall be promptly delivered by the Guarantor.

          (iv) The Guarantee Trustee may consult with legal counsel, and the written advice or opinion of such legal counsel with respect to legal matters shall be full and complete authorization and protection in respect of any action taken, suffered or omitted to be taken by it hereunder in good faith and in accordance with such advice or opinion. Such legal counsel may be legal counsel to the Guarantor or any of its Affiliates and may be one of its employees. The Guarantee Trustee shall have the right at any time to seek instructions concerning the administration of this Guarantee Agreement from any court of competent jurisdiction.

          (v) The Guarantee Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Guarantee Agreement at the request or direction of any Holder unless such Holder shall have provided to the Guarantee Trustee such security and indemnity reasonably satisfactory to it as would satisfy a reasonable person in the position of the Guarantee Trustee against the costs, expenses (including attorneys' fees and expenses) and liabilities that might be incurred by it in complying with such request or direction, including such reasonable advances as may be requested by the Guarantee Trustee; PROVIDED that nothing contained in this Section 3.2(a)(v) shall be taken to relieve the Guarantee Trustee, upon the occurrence of an Event of Default, of its obligation to exercise the rights and powers vested in it by this Guarantee Agreement.

          (vi) The Guarantee Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Guarantee Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit.

          (vii) The Guarantee Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through its agents or attorneys, and the Guarantee Trustee shall not be responsible for any misconduct or negligence on the part of any such agent or attorney appointed by it with due care hereunder.

          (viii) Whenever in the administration of this Guarantee Agreement the Guarantee Trustee shall deem it desirable to receive instructions with respect to enforcing any remedy or right or taking any other action hereunder, the Guarantee Trustee (A) may request instructions from the Holders, (B) may refrain from enforcing such remedy or right or taking such other action until such instructions are received, and (C) shall be fully protected in acting in accordance with such instructions.

     (b) No provision of this Guarantee Agreement shall be deemed to impose any duty or obligation on the Guarantee Trustee to perform any act or acts or exercise any right, power, duty or obligation conferred or imposed on it in any jurisdiction in which it shall be illegal, or in which the Guarantee Trustee shall be unqualified or incompetent in accordance with applicable law, to perform any such act or acts or to exercise any such right, power, duty or obligation. No permissive power or authority available to the Guarantee Trustee shall be construed to be a duty to act in accordance with such power and authority.

     SECTION 3.3. COMPENSATION; INDEMNITY; FEES.

     The Guarantor agrees:

          (a) to pay to the Guarantee Trustee from time to time such reasonable compensation for all services rendered by it hereunder as may be agreed by the Guarantor and the Guarantee Trustee from time to time (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

          (b) except as otherwise expressly provided herein, to reimburse the Guarantee Trustee upon request for all reasonable expenses, disbursements and advances incurred or made by the Guarantee Trustee in accordance with any provision of this Guarantee Agreement (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence or bad faith; and

          (c) to indemnify the Guarantee Trustee and its directors, officers, employees and agents for, and to hold it harmless against, any loss, liability or expense incurred without negligence, wilful misconduct or bad faith on the part of the Guarantee Trustee, arising out of or in connection with the acceptance or administration of this Guarantee Agreement, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder.

The Guarantee Trustee will not claim or exact any lien or charge on any Guarantee Payments as a result of any amount due to it under this Guarantee Agreement.


                                      ARTICLE IV

                                  GUARANTEE TRUSTEE

     SECTION 4.1. GUARANTEE TRUSTEE; ELIGIBILITY.

     (a) There shall at all times be a Guarantee Trustee which shall:

          (i) not be an Affiliate of the Guarantor; and

          (ii) be a Person that is eligible pursuant to the Trust Indenture Act to act as such and has a combined capital and surplus of at least $10,000,000, and shall be a corporation meeting the requirements of Section 310(a) of the Trust Indenture Act. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of its supervising or examining authority, then, for the purposes of this
     Section 4.1 and to the extent permitted by the Trust Indenture Act, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.

     (b) If at any time the Guarantee Trustee shall cease to be eligible to so act under Section 4.1(a), the Guarantee Trustee shall immediately resign in the manner and with the effect set out in Section 4.2.

     (c) If the Guarantee Trustee has or shall acquire any "conflicting interest" within the meaning of Section 310(b) of the Trust Indenture Act, the Guarantee Trustee and Guarantor shall in all respects comply with the provisions of Section 310(b) of the Trust Indenture Act.

     SECTION 4.2. APPOINTMENT, REMOVAL AND RESIGNATION OF THE GUARANTEE TRUSTEE.

     (a) Subject to Section 4.2(c), the Guarantee Trustee may be appointed or removed at any time by the action of the Holders of a Majority in Liquidation Amount of the Capital Securities delivered to the Guarantee Trustee and the Guarantor (i) for cause or (ii) if a Debenture Event of Default (as defined in the Trust Agreement) shall have occurred and be continuing at any time.

     (b) Subject to Section 4.2(c), the Guarantee Trustee may resign from office (without need for prior or subsequent accounting) by giving written notice thereof to the Holders and the Guarantor and by appointing a successor Guarantee Trustee. The Guarantee Trustee shall appoint a successor by requesting from at least three Persons meeting the requirements of Section 4.1(a) their expenses and charges to serve as the Guarantee Trustee, and selecting the Person who agrees to the lowest expenses and charges.

     (c) The Guarantee Trustee appointed hereunder shall hold office until a Successor Guarantee Trustee shall have been appointed and shall have accepted such appointment. No removal or resignation of a Guarantee Trustee shall be effective until a Successor Guarantee Trustee has been appointed and has accepted such appointment by written instrument executed by such Successor Guarantee Trustee and delivered to the Guarantor and, in the case of any resignation, the resigning Guarantee Trustee.

     (d) If no Successor Guarantee Trustee shall have been appointed and accepted appointment as provided in this Section 4.2 within 60 days after delivery to the Holders and the Guarantor of a notice of resignation, the resigning Guarantee Trustee may petition, at the expense of the Guarantor, any court of competent jurisdiction for appointment of a Successor Guarantee Trustee. Such court may thereupon, after prescribing such notice, if any, as it may deem proper, appoint a Successor Guarantee Trustee.

     (e) If a resigning Guarantee Trustee shall fail to appoint a successor, or if a Guarantee Trustee shall be removed or become incapable of acting as Guarantee Trustee and a replacement shall not be appointed prior to such resignation or removal, or if a vacancy shall occur in the office of Guarantee Trustee for any cause, the Holders of the Capital Securities, by the action of the Holders of record of not less than 25% in aggregate Liquidation Amount (as defined in the Trust Agreement) of the Capital Securities then Outstanding (as defined in the Trust Agreement) delivered to such Guarantee Trustee, may appoint a Successor Guarantee Trustee or Trustees. If no successor Guarantee Trustee shall have been so appointed by the Holders of the Capital Securities and accepted appointment, any Holder, on behalf of such Holder and all others similarly situated, or any other Guarantee Trustee, may petition any court of competent jurisdiction for the appointment of a successor Guarantee Trustee.

                                      ARTICLE V

                                      GUARANTEE

     SECTION 5.1. GUARANTEE.

     The Guarantor irrevocably and unconditionally agrees to pay in full to the Holders the Guarantee Payments (without duplication of amounts theretofore paid by or on behalf of the Issuer Trust), as and when due, regardless of any defense, right of set-off or counterclaim that the Issuer Trust may have or assert, except the defense of payment. The Guarantor's obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by the Guarantor to the Holders or by causing the Issuer Trust to pay such amounts to the Holders.

     SECTION 5.2. WAIVER OF NOTICE AND DEMAND.

     The Guarantor hereby waives notice of acceptance of this Guarantee Agreement and of any liability to which it applies or may apply, presentment, demand for payment, any right to require a proceeding first against the Guarantee Trustee, the Issuer Trust or any other Person before proceeding against the Guarantor, protest, notice of nonpayment, notice of dishonor, notice of redemption and all other notices and demands.

     SECTION 5.3. OBLIGATIONS NOT AFFECTED.

     The obligations, covenants, agreements and duties of the Guarantor under this Guarantee Agreement shall in no way be affected or impaired by reason of the happening from time to time of any of the following:

          (a) the release or waiver, by operation of law or otherwise, of the performance or observance by the Issuer Trust of any express or implied agreement, covenant, term or condition relating to the Capital Securities to be performed or observed by the Issuer Trust;

          (b) the extension of time for the payment by the Issuer Trust of all or any portion of the Distributions (other than an extension of time for payment of Distributions that results from the extension of any interest payment period on the Debentures as provided in the Indenture), Redemption Price, Liquidation Distribution or any other sums payable under the terms of the Capital Securities or the extension of time for the performance of any other obligation under, arising out of, or in connection with, the Capital Securities;

          (c) any failure, omission, delay or lack of diligence on the part of the Holders to enforce, assert or exercise any right, privilege, power or remedy conferred on the Holders pursuant to the terms of the Capital Securities, or any action on the part of the Issuer Trust granting indulgence or extension of any kind;

          (d) the voluntary or involuntary liquidation, dissolution, receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition or readjustment of debt of, or other similar proceedings affecting, the Issuer Trust or any of the assets of the Issuer Trust;

          (e) any invalidity of, or defect or deficiency in, the Capital Securities;

          (f) the settlement or compromise of any obligation guaranteed hereby or hereby incurred; or

          (g) any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a guarantor (other than payment of the underlying obligation), it being the intent of this Section
     5.3 that the obligations of the Guarantor hereunder shall be absolute and unconditional under any and all circumstances.

There shall be no obligation of the Holders to give notice to, or obtain the consent of, the Guarantor with respect to the happening of any of the foregoing.

     SECTION 5.4. RIGHTS OF HOLDERS.

     The Guarantor expressly acknowledges that: (i) this Guarantee Agreement will be deposited with the Guarantee Trustee to be held for the benefit of the Holders; (ii) the Guarantee Trustee has the right to enforce this Guarantee Agreement on behalf of the Holders; (iii) the Holders of a Majority in Liquidation Amount of the Capital Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee in respect of this Guarantee Agreement or exercising any trust or power conferred upon the Guarantee Trustee under this Guarantee Agreement; and (iv) any Holder may institute a legal proceeding directly against the Guarantor to enforce its rights under this Guarantee Agreement without first instituting a legal proceeding against the Guarantee Trustee, the Issuer Trust or any other Person.

     SECTION 5.5. GUARANTEE OF PAYMENT.

     This Guarantee Agreement creates a guarantee of payment and not of collection. This Guarantee Agreement will not be discharged except by payment of the Guarantee Payments in full (without duplication of amounts theretofore paid by the Issuer Trust) or upon the distribution of Debentures to Holders as provided in the Trust Agreement.

     SECTION 5.6. SUBROGATION.

     The Guarantor shall be subrogated to all rights (if any) of the Holders against the Issuer Trust in respect of any amounts paid to the Holders by the Guarantor under this Guarantee Agreement; PROVIDED, HOWEVER, that the Guarantor shall not (except to the extent required by mandatory provisions of law) be entitled to enforce or exercise any rights which it may acquire by way of subrogation or any indemnity, reimbursement or other agreement, in all cases as a result of payment under this Guarantee Agreement, if, at the time of any such payment, any amounts are due and unpaid under this Guarantee Agreement. If any amount shall be paid to the Guarantor in violation of the preceding sentence, the Guarantor agrees to hold such amount in trust for the Holders and to pay over such amount to the Holders.

     SECTION 5.7. INDEPENDENT OBLIGATIONS.

     The Guarantor acknowledges that its obligations hereunder are independent of the obligations of the Issuer Trust with respect to the Capital Securities and that the Guarantor shall be liable as principal and as debtor hereunder to make Guarantee Payments pursuant to the terms of this Guarantee Agreement notwithstanding the occurrence of any event referred to in subsections (a) through (g), inclusive, of Section 5.3 hereof.

                                      ARTICLE VI

                                   PARENT GUARANTEE

     SECTION 6.1. PARENT GUARANTEE.

     The Parent Guarantor irrevocably and unconditionally agrees to pay in full to the Holders any amounts payable hereunder by the Guarantor to the extent not paid by the Guarantor and not caused by the Guarantor to be paid by the Issuer Trust (without duplication of amounts theretofore paid by or on behalf of the Guarantor or the Issuer Trust), as and when due, regardless of any defense, right of set-off or counterclaim that the Guarantor may have or assert, except the defense of payment. The Parent Guarantor's obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by the Parent Guarantor to the Holders or by causing the Guarantor or the Issuer Trust to pay such amounts to the Holders.

     SECTION 6.2. PARENT GUARANTOR WAIVER OF NOTICE AND DEMAND.

     The Parent Guarantor hereby waives notice of acceptance of this guarantee and of any liability to which it applies or may apply, presentment, demand for payment, any right to require a proceeding first against the Guarantee Trustee, the Guarantor, the Issuer Trust or any other Person before proceeding against the Parent Guarantor, protest, notice of nonpayment, notice of dishonor, notice of redemption and all other notices and demands.

     SECTION 6.3. PARENT GUARANTOR OBLIGATIONS NOT AFFECTED.

     The obligations, covenants, agreements and duties of the Parent Guarantor under this Article VI shall in no way be affected or impaired by reason of the happening from time to time of any of the following:

          (a) the release or waiver, by operation of law or otherwise, of the performance or observance by the Issuer Trust or the Guarantor of any express or implied agreement, covenant, term or condition relating to the Capital Securities or the Guarantee set forth in Article V hereof to be performed or observed by the Issuer Trust or the Guarantor, respectively;

          (b) the extension of time for the payment by the Issuer Trust of all or any portion of the Distributions (other than an extension of time for payment of Distributions that results from the extension of any interest payment period on the Debentures as provided in the Indenture), Redemption Price, Liquidation Distribution or any other sums payable under the terms of the Capital Securities or the extension of time for the performance of any other obligation under, arising out of, or in connection with, the Capital Securities;

          (c) any failure, omission, delay or lack of diligence on the part of the Holders to enforce, assert or exercise any right, privilege, power or remedy conferred on the Holders pursuant to the terms of the Capital Securities, or any action on the part of the Issuer Trust granting indulgence or extension of any kind;

          (d) the voluntary or involuntary liquidation, dissolution, receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition or readjustment of debt of, or other similar proceedings affecting, the Issuer Trust or the Guarantor or any of the assets of the Issuer Trust or the Guarantor;

          (e) any invalidity of, or defect or deficiency in, the Capital Securities or the guarantee set forth in Article V hereof;

          (f) the settlement or compromise of any obligation guaranteed hereby or hereby incurred; or

          (g) any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a guarantor (other than payment of the underlying obligation), it being the intent of this Section
     6.3 that the obligations of the Parent Guarantor hereunder shall be absolute and unconditional under any and all circumstances.

There shall be no obligation of the Holders to give notice to, or obtain the consent of, the Parent Guarantor with respect to the happening of any of the foregoing.

     SECTION 6.4. RIGHTS OF HOLDERS.

     The Parent Guarantor expressly acknowledges that: (i) this Guarantee Agreement will be deposited with the Guarantee Trustee to be held for the benefit of the Holders; (ii) the Guarantee Trustee has the right to enforce this Guarantee Agreement on behalf of the Holders; (iii) the Holders of a Majority in Liquidation Amount of the Capital Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee in respect of this Guarantee Agreement or exercising any trust or power conferred upon the Guarantee Trustee under this Guarantee Agreement; and (iv) any Holder may institute a legal proceeding directly against the Parent Guarantor to enforce its rights under this Guarantee Agreement without first instituting a legal proceeding against the Guarantee Trustee, the Issuer Trust, the Guarantor or any other Person.

     SECTION 6.5. GUARANTEE OF PAYMENT.

     The guarantee set forth in this Article VI creates a guarantee of payment and not of collection. This Guarantee Agreement will not be discharged except by payment of the Guarantee Payments in full (without duplication of amounts theretofore paid by the Guarantor or the Issuer Trust) or upon the distribution of Debentures to Holders as provided in the Trust Agreement.

     SECTION 6.6. SUBROGATION OF PARENT GUARANTOR.

     The Parent Guarantor shall be subrogated to all rights (if any) of the Holders against the Issuer Trust and the Guarantor in respect of any amounts paid to the Holders by the Parent Guarantor under this Article VI; PROVIDED, HOWEVER, that the Parent Guarantor shall not (except to the extent required by mandatory provisions of law) be entitled to enforce or exercise any rights which it may acquire by way of subrogation or any indemnity, reimbursement or other agreement, in all cases as a result of payment under this Article VI if, at the time of any such payment, any amounts are due and unpaid under this Guarantee Agreement. If any amount shall be paid to the Parent Guarantor in violation of the preceding sentence, the Parent Guarantor agrees to hold such amount in trust for the Holders and to pay over such amount to the Holders.

     SECTION 6.7. INDEPENDENT OBLIGATIONS OF PARENT GUARANTOR.

     The Parent Guarantor acknowledges that its obligations hereunder are independent of the obligations of the Guarantor with respect to the Guarantee set forth in Article V hereof and independent of the obligations of the Issuer Trust with respect to the Capital Securities and that the Parent Guarantor shall be liable as principal and as debtor hereunder to make payments pursuant to the terms of this Article VI notwithstanding the occurrence of any event referred to in subsections (a) through (g), inclusive, of Section 6.3 hereof.

                                     ARTICLE VII

                             COVENANTS AND SUBORDINATION

     SECTION 7.1. SUBORDINATION.

     The obligations of the Guarantor under this Guarantee Agreement will constitute unsecured obligations of the Guarantor and will rank subordinate and junior in right of payment to all Senior Indebtedness (as defined in the Indenture) of the Guarantor to the extent and in the manner set forth in the Indenture with respect to the Debentures, and the provisions of Article XIII of the Indenture will apply, MUTATIS MUTANDIS, to the obligations of the Guarantor hereunder. The obligations of the Guarantor hereunder do not constitute Senior Indebtedness (as defined in the Indenture) of the Guarantor.

     SECTION 7.2. PARI PASSU GUARANTEES.

     The obligations of the Guarantor under this Guarantee Agreement shall rank PARI PASSU with the obligations of the Guarantor under (i) any similar guarantee agreements issued by the Guarantor on behalf of the holders of preferred or capital securities issued by any Issuer Trust (as defined in the Indenture),
(ii) the Indenture and the Securities (as defined therein) issued thereunder;
(iii) the Expense Agreement (as defined in the Trust Agreement) and any similar expense agreements entered into by the Guarantor in connection with the offering of Capital Securities (as defined in the Indenture) by any Issuer Trust (as defined in the Indenture), and (iv) any other security, guarantee or other agreement or obligation that is expressly stated to rank PARI PASSU with the obligations of the Guarantor under this Guarantee Agreement or with any obligation that ranks PARI PASSU with the obligations of the Guarantor under this Guarantee Agreement.


                                     ARTICLE VIII

                                     TERMINATION

     SECTION 8.1. TERMINATION.

     This Guarantee Agreement shall terminate and be of no further force and effect upon (i) full payment of the Redemption Price (as defined in the Trust Agreement) of all Capital Securities, (ii) the distribution of Debentures to the Holders in exchange for all of the Capital Securities or (iii) full payment of the amounts payable in accordance with Article IX of the Trust Agreement upon liquidation of the Issuer Trust. Notwithstanding the foregoing, this Guarantee Agreement will continue to be effective or will be reinstated, as the case may be, if at any time any Holder is required to repay any sums paid with respect to Capital Securities or this Guarantee Agreement.


                                      ARTICLE IX

                                    MISCELLANEOUS

     SECTION 9.1. SUCCESSORS AND ASSIGNS.

     All guarantees and agreements contained in this Guarantee Agreement shall bind the successors, assigns, receivers, trustees and representatives of the Guarantor and the Parent Guarantor and shall inure to the benefit of the Holders of the Capital Securities then outstanding. Except in connection with a consolidation, merger or sale involving the Guarantor or the Parent Guarantor that is permitted under Article VIII of the Indenture and pursuant to which the successor or assignee agrees in writing to perform the Guarantor's or the Parent Guarantor's, as the case may be, obligations hereunder, the Guarantor or the Parent Guarantor shall not assign its obligations hereunder, and any purported assignment other than in accordance with this provision shall be void.

     SECTION 9.2. AMENDMENTS.

     Except with respect to any changes that do not adversely affect the rights of the Holders in any material respect (in which case no consent of the Holders will be required), this Guarantee Agreement may only be amended with the prior approval of the Holders of not less than a Majority in Liquidation Amount of the Capital Securities. The provisions of Article VI of the Trust Agreement concerning meetings of the Holders shall apply to the giving of such approval.

     SECTION 9.3. NOTICES.

     Any notice, request or other communication required or permitted to be given hereunder shall be in writing, duly signed by the party giving such notice, and delivered, telecopied or mailed by first class mail as follows:

     (a) if given to the Parent Guarantor, to the address or telecopy number set forth below or such other address or telecopy number as the Parent Guarantor may give notice to the Guarantee Trustee and the Holders:

          Zions Bancorporation
          1380 Gateway Tower East
          Salt Lake City, Utah 84133
          Attention: Dale Gibbons
          Telecopy: (801) 524-2129

     (b) if given to the Guarantor, to the address or telecopy number set forth below or to such other address or telecopy number as the Guarantor may give notice to the Guarantee Trustee and the Holders:

          Zions First National Bank
          1380 Gateway Tower East
          Salt Lake City, Utah 84133
          Attention: Dale Gibbons
          Telecopy: (801) 524-2129

     (c) if given to the Guarantee Trustee, at the Issuer Trust's address or telecopy number set forth below or such other address or telecopy number as the Guarantee Trustee may give notice to the Guarantor and Holders:

          -------------------------
          -------------------------
          -------------------------
          -------------------------
          Attention:
                    ---------------
          Telecopy:
                    ---------------
     with a copy to:

          Zions Institutional Capital Trust A
          c/o Zions First National Bank
          1380 Gateway Tower East
          Salt Lake City, Utah 84133
          Attention: Dale Gibbons
          Telecopy: (801) 524-2129

     (c) if given to any Holder, at the address set forth on the books and records of the Issuer Trust.

     All notices hereunder shall be deemed to have been given when received in person, telecopied with receipt confirmed, or mailed by first class mail, postage prepaid, except that if a notice or other document is refused delivery or cannot be delivered because of a changed address of which no notice was given, such notice or other document shall be deemed to have been delivered on the date of such refusal or inability to deliver.

     SECTION 9.4. BENEFIT.

     This Guarantee Agreement is solely for the benefit of the Holders and is not separately transferable from the Capital Securities.

     SECTION 9.5. GOVERNING LAW.

     THIS GUARANTEE AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

     SECTION 9.6. COUNTERPARTS.

     This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have executed this Guarantee Agreement as of the day and year first above written.



                                   ZIONS FIRST NATIONAL BANK


                                   By:
                                        --------------------------------------
                                        Name:
                                        Title:



                                   ZIONS BANCORPORATION,
                                   as Parent Guarantor


                                   By:
                                        --------------------------------------
                                        Name:
                                        Title:


                                   -----------------------------,
                                   as Guarantee Trustee


                                   By:
                                        -------------------------------------
                                        Name:
                                        Title:

STATE OF       )
                              : ss.:
COUNTY OF      )



     On the   th day of December 1996, before me personally came ______________, to me known, who, being by me duly sworn, did depose and say that he is ______________________ of Zions Bancorporation, one of the associations described in and which executed the foregoing instrument; that he/she knows the seal of said assocation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said assocation; and that he/she signed his name thereto by like authority.



                              -----------------------------------------------
                                            Notary Public

STATE OF        )
                         : ss.:
COUNTY OF       )



     On the   th day of December 1996, before me personally came ______________, to me known, who, being by me duly sworn, did depose and say that he/she is ______________________ of Zions First National Bank one of the associations described in and which executed the foregoing instrument; that he/she knows the seal of said association; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said assocation; and that he/she signed his name thereto by like authority.



                              ---------------------------------------------
                                             Notary Public

STATE OF        )
                         : ss.:
COUNTY OF       )



     On the   th day of December 1996, before me personally came ______________, to me known, who, being by me duly sworn, did depose and say that he/she is ______________________ of ___________________________, one of the corporations described in and which executed the foregoing instrument; that he/she knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation; and that he/she signed his name thereto by like authority.



                              ----------------------------------------------
                                             Notary Public